UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 3, 2011

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA		90405
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Certain Information Not Filed.  The information in Item 2.02 of this Form 8-K and Exhibit 99.1 attached to this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such Item 2.02 or such Exhibit 99.1 or any of the information contained therein be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 2.02.                                          Results of Operations and Financial Condition.

On February 9, 2011, Activision Blizzard, Inc. (the “Company”) issued a press release announcing results for the Company for the fiscal quarter and year ended December 31, 2010. A copy of the press release is attached hereto as Exhibit 99.1.  As previously announced, the Company is hosting a conference call and Webcast in conjunction with that release.

Item 2.05.                                          Costs Associated with Exit or Disposal Activities.

On February 3, 2011, the Board of Directors of the Company approved a restructuring plan involving a focus on the development and publication of a reduced slate of titles on a going-forward basis, including the discontinuation of the development of all music-based games and the closure of the related business unit and the cancellation of other titles then in production, and a related reduction in studio headcount and corporate overhead.  Driven by a desire to improve operating margin by focusing the Company’s resources on titles the Company believes have the largest potential for success and the anticipation of a continuing weak environment for casual and music-based games, the plan will result in the separation of approximately 500 employees. The plan is expected to be implemented in the quarter ending March 31, 2011, resulting in a net pre-tax charge in the first two quarters of 2011, which is expected to total between $35 and $50 million, comprised of severance costs, the costs of other separation benefits and other exit costs.  All of the above estimated charges are expected to result in future cash expenditures during 2011.

Item 8.01.                                          Other Events.

Stock Repurchase Program.  On February 3, 2011, the Board of Directors of the Company authorized the Company to repurchase up to $1.5 billion of the Company’s common stock, on terms and conditions to be determined by the Company, until the earlier of March 31, 2012 and a determination by the Board of Directors to discontinue the repurchase program.  This program replaces the Company’s $1 billion stock repurchase plan authorized in February 2010, which expired on December 31, 2010.

Cash Dividend.  On February 9, 2011, the Board of Directors approved a cash dividend of $0.165 per share to be paid on May 11, 2011 to shareholders of record of the Company’s common stock on March 16, 2011.

Item 9.01.                                          Financial Statements and Exhibits.

(d)  Exhibits

99.1                           Press Release dated February 9, 2011 (furnished not filed)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2011	ACTIVISION BLIZZARD, INC.

	By:	/s/ Thomas Tippl
Thomas Tippl
Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 9, 2011 (furnished not filed)